CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

PURCHASE PAYMENTS:

INITIAL PURCHASE PAYMENT:	$[10,000]

MINIMUM ADDITIONAL
PURCHASE PAYMENT:	$[50]

MAXIMUM TOTAL
PURCHASE PAYMENTS:	$[1 million; higher amounts may be accepted with our approval]

[MORTALITY AND EXPENSE RISK (M&E) CHARGE:
The M&E Charge is an annualized rate that is realized on a daily basis as a percentage of the net asset value of the Investment Option.

During the Accumulation Phase:
The M&E Charge includes a charge of [1.15]% for the annuity.
[An additional M&E Charge of [0.30]% is charged for the Quarterly Value Death Benefit.]

During the Annuity Phase:
The M&E Charge is [1.15]%.]

[Please refer to the optional benefit Contract Schedule for applicable Mortality and Expense Risk Charges and Rider Charges.]

CONTRACT MAINTENANCE CHARGE:  The Contract Maintenance Charge is $[50.00] each Contract Year.  We deduct the Contract Maintenance Charge from the Contract Value on the last day of each Contract Year while this contract is in force.  If the last day of the Contract Year is not a Business Day we deduct the charge on the next Business Day.  We deduct the Contract Maintenance Charge from the Investment Options proportionately based on the amount of the Contract Value in each Investment Option relative to the total Contract Value.

During the Accumulation Phase, we do not deduct the Contract Maintenance Charge if your Contract Value at the time we are to deduct the charge is at least $[100,000].  If you take a total withdrawal on a date other than a Contract Anniversary we deduct the full Contract Maintenance Charge.  In the event you own more than one contract of the same type issued by the Company, we determine the total Contract Value for all of the contracts.  If the total value for all of the contracts is at least $[100,000] at the time we are to deduct the charge, we do not assess the Contract Maintenance Charge.  If the Contract Owner is a non-individual, we look to the Annuitant to determine if we assess the charge.

During the Annuity Phase, we deduct the Contract Maintenance Charge proportionately from each Annuity Payment.  During the Annuity Phase, if the total Contract Value for all the Owner’s contracts is at least $[100,000] on the Income Date, we do not assess the Contract Maintenance Charge.

TRANSFERS:

NUMBER OF FREE TRANSFERS PERMITTED:  Currently, there are no limits on the number of transfers that you can make.  We reserve the right to change this.  You are currently allowed [12] free transfers each Contract Year.  This applies to transfers during both the Accumulation Phase and Annuity Phase.

TRANSFER FEE:  We reserve the right to charge a fee of $[25] for each transfer you make in excess of the free transfers permitted.  We do not count transfers we make at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee in determining the application of the Transfer Fee.

S40770-013[Base-C]

WITHDRAWALS:

WITHDRAWAL CHARGE:  During the Accumulation Phase, we assess a Withdrawal Charge against Purchase Payments withdrawn on a first-in-first-out (FIFO) basis.  We calculate the charge at the time of each withdrawal.  We take withdrawals from your contract in the following order.

1.	Purchase Payments that are beyond the withdrawal charge period shown below.

2.	Purchase Payments that are available under the Free Withdrawal Privilege. We do not assess a Withdrawal Charge on these payments.

3.	Purchase Payments that are within the withdrawal charge period shown below on a FIFO basis.

4.	Any contract earnings. We do not assess a Withdrawal Charge on earnings.

WITHDRAWAL CHARGE (as a percentage of each Purchase Payment withdrawn)

Number of Complete Years Since Receipt of Purchase Payment	Charge
		[0	8.5%
		1	8.5%
		2	7.5%
		3	6.5%
		4	5%
		5	4%
6	3%
7 years or more	0%]

FREE WITHDRAWAL PRIVILEGE:  Each Contract Year during the Accumulation Phase, you can take multiple withdrawals that when added together do not exceed [10]% of total Purchase Payments, without incurring a Withdrawal Charge.  This Free Withdrawal Privilege is non-cumulative.  If you take a full withdrawal we assess a Withdrawal Charge with no reductions for the Free Withdrawal Privilege.

MINIMUM PARTIAL WITHDRAWAL: $[500]

MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL WITHDRAWAL:  $[2,000]

MINIMUM ANNUITY PAYMENT: $[100]

RIDERS:
[The applicable riders based on the information from the application will populate this area.]

SERVICE CENTER:                                           [ALLIANZ] SERVICE CENTER
[P.O. Box 561
Minneapolis, MN 55440-0561
800-624-0197]

S40770-01[3A][Base-C]

ANNUITY PAYMENT TABLES

Table A below shows the guaranteed amount of Annuity Payment for each $1,000 of value applied under a fixed Annuity Option.  Table A is based on an interest rate of 2 ½% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

Table B below shows the amount of the first monthly variable Annuity Payment, based on an Assumed Investment Rate of 5%, for each $1,000 of value applied under a variable Annuity Option.

The amount of such Annuity Payments under Annuity Options 1, 2 and 5 depends on the sex and Age of the Annuitant on the Income Date.  The amount of such Annuity Payments under Option 3 and 4 depends on the sex and the Age of the Annuitant and Joint Annuitant on the Income Date.  Any amounts not shown for Ages, guaranteed periods or other Annuity Options are provided upon request.

Table A - Guaranteed Monthly Annuity Payments Per $1,000 of Value
Fixed Annuity Options
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	2.85	2.72	2.84	2.72	2.84	2.71	2.61	2.61	2.81	2.70
40	3.17	2.97	3.16	2.97	3.14	2.96	2.82	2.82	3.10	2.94
50	3.67	3.38	3.65	3.37	3.58	3.34	3.14	3.14	3.51	3.29
60	4.50	4.03	4.43	4.01	4.18	3.90	3.67	3.67	4.13	3.84
70	6.03	5.23	5.70	5.10	4.83	4.62	4.59	4.58	5.11	4.72
80	8.92	7.68	7.43	6.88	5.21	5.16	6.40	6.21	6.66	6.18
90	14.75	13.12	8.94	8.74	5.27	5.27	10.23	8.42	9.39	8.81

Table B - Guaranteed Initial Monthly Annuity Payment Per $1,000 of Proceeds
Variable Annuity Options Based on 5% Assumed Investment Rate
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
											Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
	30	4.46	4.36	4.46	4.35	4.45	4.35	4.27	4.27	4.44	4.35
40	4.72	4.55	4.71	4.55	4.68	4.53	4.41	4.41	4.68	4.53
50	5.18	4.89	5.14	4.87	5.04	4.83	4.65	4.65	5.06	4.83
60	5.96	5.49	5.86	5.45	5.56	5.31	5.10	5.10	5.70	5.36
70	7.49	6.65	7.07	6.47	6.13	5.94	5.96	5.94	6.77	6.27
80	10.42	9.12	8.68	8.16	6.46	6.41	7.72	7.50	8.54	7.94
90	16.30	14.63	10.08	9.89	6.51	6.51	11.54	9.58	11.63	10.92

S40770-01[3B][Base-C]

CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

PURCHASE PAYMENTS:

INITIAL PURCHASE PAYMENT:	$[25,000]

MINIMUM ADDITIONAL
PURCHASE PAYMENT:	$[50]

MAXIMUM TOTAL
PURCHASE PAYMENTS:	$[1 million; higher amounts may be accepted with our approval]

MORTALITY AND EXPENSE RISK (M&E) CHARGE:
The M&E Charge is an annualized rate that is realized on a daily basis as a percentage of the net asset value of the Investment Option.

During the Accumulation Phase:
The M&E Charge includes a charge of [1.75]% for the annuity.
[An additional M&E Charge of [0.30]% is charged for the Quarterly Value Death Benefit.]

During the Annuity Phase:
The M&E Charge is [1.15]%.

CONTRACT MAINTENANCE CHARGE:  The Contract Maintenance Charge is $[50.00] each Contract Year.  We deduct the Contract Maintenance Charge from the Contract Value on the last day of each Contract Year while this contract is in force.  If the last day of the Contract Year is not a Business Day we deduct the charge on the next Business Day.  We deduct the Contract Maintenance Charge from the Investment Options proportionately based on the amount of the Contract Value in each Investment Option relative to the total Contract Value.

During the Accumulation Phase, we do not deduct the Contract Maintenance Charge if your Contract Value at the time we are to deduct the charge is at least $[100,000].  If you take a total withdrawal on a date other than a Contract Anniversary we deduct the full Contract Maintenance Charge.  In the event you own more than one contract of the same type issued by the Company, we determine the total Contract Value for all of the contracts.  If the total value for all of the contracts is at least $[100,000] at the time we are to deduct the charge, we do not assess the Contract Maintenance Charge.  If the Contract Owner is a non-individual, we look to the Annuitant to determine if we assess the charge.

During the Annuity Phase, we deduct the Contract Maintenance Charge proportionately from each Annuity Payment.  During the Annuity Phase, if the total Contract Value for all the Owner’s contracts is at least $[100,000] on the Income Date, we do not assess the Contract Maintenance Charge.

TRANSFERS:

NUMBER OF FREE TRANSFERS PERMITTED:  Currently, there are no limits on the number of transfers that you can make.  We reserve the right to change this.  You are currently allowed [12] free transfers each Contract Year.  This applies to transfers during both the Accumulation Phase and Annuity Phase.

TRANSFER FEE:  We reserve the right to charge a fee of $[25] for each transfer you make in excess of the free transfers permitted.  We do not count transfers we make at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee in determining the application of the Transfer Fee.

WITHDRAWAL CHARGE: NONE

MINIMUM PARTIAL WITHDRAWAL: $[500]

MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL WITHDRAWAL:  $[2,000]

MINIMUM ANNUITY PAYMENT: $[100]

REQUIRED RIDER: [Income Protector Rider or Investment Protector Rider].  A Required Rider is waived if dropped because of a Rider Charge increase [; or if the [Income Protector Rider] terminates because you select single Lifetime Plus Payments, the sole Covered Person dies, and the contract is continued].

S40771-02 [No WC-C]

RIDERS:
[The applicable riders based on the information from the application will populate this area.]

SERVICE CENTER:                                           [ALLIANZ] SERVICE CENTER
[P.O. Box 561
Minneapolis, MN 55440-0561
800-624-0197]

ANNUITY PAYMENT TABLES

Table A below shows the guaranteed amount of Annuity Payment for each $1,000 of value applied under a fixed Annuity Option.  Table A is based on an interest rate of 2 ½% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

Table B below shows the amount of the first monthly variable Annuity Payment, based on an Assumed Investment Rate of 5%, for each $1,000 of value applied under a variable Annuity Option.

The amount of such Annuity Payments under Annuity Options 1, 2 and 5 depends on the sex and Age of the Annuitant on the Income Date.  The amount of such Annuity Payments under Option 3 and 4 depends on the sex and the Age of the Annuitant and Joint Annuitant on the Income Date.  Any amounts not shown for Ages, guaranteed periods or other Annuity Options are provided upon request.

Table A - Guaranteed Monthly Annuity Payments Per $1,000 of Value
Fixed Annuity Options
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	2.85	2.72	2.84	2.72	2.84	2.71	2.61	2.61	2.81	2.70
40	3.17	2.97	3.16	2.97	3.14	2.96	2.82	2.82	3.10	2.94
50	3.67	3.38	3.65	3.37	3.58	3.34	3.14	3.14	3.51	3.29
60	4.50	4.03	4.43	4.01	4.18	3.90	3.67	3.67	4.13	3.84
70	6.03	5.23	5.70	5.10	4.83	4.62	4.59	4.58	5.11	4.72
80	8.92	7.68	7.43	6.88	5.21	5.16	6.40	6.21	6.66	6.18
90	14.75	13.12	8.94	8.74	5.27	5.27	10.23	8.42	9.39	8.81

Table B - Guaranteed Initial Monthly Annuity Payment Per $1,000 of Proceeds
Variable Annuity Options Based on 5% Assumed Investment Rate
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
											Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
	30	4.46	4.36	4.46	4.35	4.45	4.35	4.27	4.27	4.44	4.35
40	4.72	4.55	4.71	4.55	4.68	4.53	4.41	4.41	4.68	4.53
50	5.18	4.89	5.14	4.87	5.04	4.83	4.65	4.65	5.06	4.83
60	5.96	5.49	5.86	5.45	5.56	5.31	5.10	5.10	5.70	5.36
70	7.49	6.65	7.07	6.47	6.13	5.94	5.96	5.94	6.77	6.27
80	10.42	9.12	8.68	8.16	6.46	6.41	7.72	7.50	8.54	7.94
90	16.30	14.63	10.08	9.89	6.51	6.51	11.54	9.58	11.63	10.92

S40771-02                                                                        3 [No WC-C]

CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

PURCHASE PAYMENTS:

INITIAL PURCHASE PAYMENT:	$[10,000]

MINIMUM ADDITIONAL
PURCHASE PAYMENT:	$[50]

MAXIMUM TOTAL
PURCHASE PAYMENTS:	$[1 million; higher amounts may be accepted with our approval]

PURCHASE PAYMENT PERIOD:                                                                 [1] Contract Year[s] from the Issue Date

[MORTALITY AND EXPENSE RISK (M&E) CHARGE:
The M&E Charge is an annualized rate that is realized on a daily basis as a percentage of the net asset value of the Investment Option.

During the Accumulation Phase:
The M&E Charge includes a charge of [1.60]% for the annuity reducing to [1.15]% on and after the fourth Contract Anniversary.
[An additional M&E Charge of [0.30]% is charged for the Quarterly Value Death Benefit.]

During the Annuity Phase:
The M&E Charge is [1.15]%.]

[Please refer to the optional benefit Contract Schedule for applicable Mortality and Expense Risk Charges and Rider Charges.]

CONTRACT MAINTENANCE CHARGE:  The Contract Maintenance Charge is $[50.00] each Contract Year.  We deduct the Contract Maintenance Charge from the Contract Value on the last day of each Contract Year while this contract is in force.  If the last day of the Contract Year is not a Business Day we deduct the charge on the next Business Day.  We deduct the Contract Maintenance Charge from the Investment Options proportionately based on the amount of the Contract Value in each Investment Option relative to the total Contract Value.

During the Accumulation Phase, we do not deduct the Contract Maintenance Charge if your Contract Value at the time we are to deduct the charge is at least $[100,000].  If you take a total withdrawal on a date other than a Contract Anniversary we deduct the full Contract Maintenance Charge.  In the event you own more than one contract of the same type issued by the Company, we determine the total Contract Value for all of the contracts.  If the total value for all of the contracts is at least $[100,000] at the time we are to deduct the charge, we do not assess the Contract Maintenance Charge.  If the Contract Owner is a non-individual, we look to the Annuitant to determine if we assess the charge.

During the Annuity Phase, we deduct the Contract Maintenance Charge proportionately from each Annuity Payment.  During the Annuity Phase, if the total Contract Value for all the Owner’s contracts is at least $[100,000] on the Income Date, we do not assess the Contract Maintenance Charge.

TRANSFERS:

NUMBER OF FREE TRANSFERS PERMITTED:  Currently, there are no limits on the number of transfers that you can make.  We reserve the right to change this.  You are currently allowed [12] free transfers each Contract Year.  This applies to transfers during both the Accumulation Phase and Annuity Phase.

TRANSFER FEE:  We reserve the right to charge a fee of $[25] for each transfer you make in excess of the free transfers permitted.  We do not count transfers we make at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee in determining the application of the Transfer Fee.

S40772-01                                                                          3 [SWC-C]

WITHDRAWALS:

WITHDRAWAL CHARGE:  During the Accumulation Phase, we assess a Withdrawal Charge against Purchase Payments withdrawn on a first-in-first-out (FIFO) basis.  We calculate the charge at the time of each withdrawal.  We take withdrawals from your contract in the following order.

1.	Purchase Payments that are beyond the withdrawal charge period shown below.

2.	Purchase Payments that are available under the Free Withdrawal Privilege. We do not assess a Withdrawal Charge on these payments.

3.	Purchase Payments that are within the withdrawal charge period shown below on a FIFO basis.

4.  Any contract earnings.  We do not assess a Withdrawal Charge on earnings.

WITHDRAWAL CHARGE (as a percentage of each Purchase Payment withdrawn)

Number of Complete Years Since Receipt of Purchase Payment	Charge
		[0	8.5%
		1	7.5%
		2	5.5%
		3	3%
		4 years or more	0%]

FREE WITHDRAWAL PRIVILEGE:  Each Contract Year during the Accumulation Phase, you can take multiple withdrawals that when added together do not exceed [10]% of total Purchase Payments, without incurring a Withdrawal Charge.  This Free Withdrawal Privilege is non-cumulative.  If you take a full withdrawal we assess a Withdrawal Charge with no reductions for the Free Withdrawal Privilege.

MINIMUM PARTIAL WITHDRAWAL: $[500]

MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL WITHDRAWAL:  $[2,000]

MINIMUM ANNUITY PAYMENT: $[100]

RIDERS:
[The applicable riders based on the information from the application will populate this area.]

SERVICE CENTER:                                           [ALLIANZ] SERVICE CENTER
[P.O. Box 561
Minneapolis, MN 55440-0561
800-624-0197]

S40772-01                                                                       [3A] [SWC-C]

ANNUITY PAYMENT TABLES

Table A below shows the guaranteed amount of Annuity Payment for each $1,000 of value applied under a fixed Annuity Option.  Table A is based on an interest rate of 2 ½% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

Table B below shows the amount of the first monthly variable Annuity Payment, based on an Assumed Investment Rate of 5%, for each $1,000 of value applied under a variable Annuity Option.

The amount of such Annuity Payments under Annuity Options 1, 2 and 5 depends on the sex and Age of the Annuitant on the Income Date.  The amount of such Annuity Payments under Option 3 and 4 depends on the sex and the Age of the Annuitant and Joint Annuitant on the Income Date.  Any amounts not shown for Ages, guaranteed periods or other Annuity Options are provided upon request.

Table A - Guaranteed Monthly Annuity Payments Per $1,000 of Value
Fixed Annuity Options
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	2.85	2.72	2.84	2.72	2.84	2.71	2.61	2.61	2.81	2.70
40	3.17	2.97	3.16	2.97	3.14	2.96	2.82	2.82	3.10	2.94
50	3.67	3.38	3.65	3.37	3.58	3.34	3.14	3.14	3.51	3.29
60	4.50	4.03	4.43	4.01	4.18	3.90	3.67	3.67	4.13	3.84
70	6.03	5.23	5.70	5.10	4.83	4.62	4.59	4.58	5.11	4.72
80	8.92	7.68	7.43	6.88	5.21	5.16	6.40	6.21	6.66	6.18
90	14.75	13.12	8.94	8.74	5.27	5.27	10.23	8.42	9.39	8.81

Table B - Guaranteed Initial Monthly Annuity Payment Per $1,000 of Proceeds
Variable Annuity Options Based on 5% Assumed Investment Rate
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
											Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
	30	4.46	4.36	4.46	4.35	4.45	4.35	4.27	4.27	4.44	4.35
40	4.72	4.55	4.71	4.55	4.68	4.53	4.41	4.41	4.68	4.53
50	5.18	4.89	5.14	4.87	5.04	4.83	4.65	4.65	5.06	4.83
60	5.96	5.49	5.86	5.45	5.56	5.31	5.10	5.10	5.70	5.36
70	7.49	6.65	7.07	6.47	6.13	5.94	5.96	5.94	6.77	6.27
80	10.42	9.12	8.68	8.16	6.46	6.41	7.72	7.50	8.54	7.94
90	16.30	14.63	10.08	9.89	6.51	6.51	11.54	9.58	11.63	10.92

S40772-01 [SWC-C]

INVESTMENT PROTECTOR [(08.09)] CONTRACT SCHEDULE

OWNER:                                           [John Doe]                                CONTRACT NUMBER: [??687456]
JOINT OWNER:                                           [Jane Doe]                                RIDER EFFECTIVE DATE:                                                      [04/15/08]
ANNUITANT:                                           [John Doe]                                INITIAL TARGET VALUE DATE:                                                                [04/15/18]

PURCHASE PAYMENT PERIOD:  The first [3] years following the Rider Effective Date

[INITIAL AMOUNT:  [Total Purchase Payments received before the first Quarterly Anniversary.]]

[ANNUAL MAXIMUM ADDITIONAL PURCHASE PAYMENTS: [Cannot exceed the Initial Amount; higher amounts may be accepted with our approval]]
If the Rider Effective Date is the same as the Issue Date on the Contract Schedule, the following will appear:
[During the first rider year, additional Purchase Payments are allowed on or after the first Quarterly Anniversary and before the first Rider Anniversary up to the Initial Amount.]

GUARANTEE PERCENTAGE:  [90]%

EARLIEST TARGET VALUE ANNIVERSARY:  [10th] Rider Anniversary

FUTURE ANNIVERSARY: [5th] Rider Anniversary.

MAXIMUM BIRTHDAY: [91st] birthday

MAXIMUM RESET BIRTHDAY: [81st] birthday

RIDER CHARGE:
The Rider Charge is an annualized rate that we accrue each day after the Rider Effective Date as a percentage of the Target Value.  If any day that we are to accrue this charge is not a Business Day, we use the Target Value at the end of the previous Business Day.  We deduct the Rider Charge for each quarter on the earlier of the following: (a) at the end of the Business Day immediately before the Quarterly Anniversary; or (b) when we deduct the final Rider Charge.  We deduct the Rider Charge from the Contract Value at the end of the Business Day before each Quarterly Anniversary before we use that Contract Value to compute any values under this contract.

A Rider Charge of [1.25]% is assessed for this benefit.

MAXIMUM RIDER CHARGE FOR THE INVESTMENT PROTECTOR: [2.50]%

S40803 [Invest Pro-C]

INCOME PROTECTOR [(08.09)] CONTRACT SCHEDULE

OWNER:                                           [John Doe]                                CONTRACT NUMBER: [??687456]
JOINT OWNER:                                           [Jane Doe]                                RIDER EFFECTIVE DATE:  [04/15/08]
ANNUITANT:                                           [John Doe]
COVERED PERSON(S):                                                      [John Doe]
[Jane Doe]

[INITIAL AMOUNT:  [Total Purchase Payments received before the first Quarterly Anniversary.]]

[ANNUAL MAXIMUM ADDITIONAL PURCHASE PAYMENTS: [Cannot exceed the Initial Amount; higher amounts may be accepted with our approval]]
If the Rider Effective Date is the same as the Issue Date on the Contract Schedule, the following will appear:
[During the first rider year, additional Purchase Payments are allowed on or after the first Quarterly Anniversary and before the first Rider Anniversary up to the Initial Amount.]

MAXIMUM AGE FOR SELECTING THE INCOME PROTECTOR:  The older Covered Person must be age [80] or younger on the Rider Effective Date.

ANNUAL INCREASE PERCENTAGE: [5]%

MAXIMUM BIRTHDAY: [91st] birthday

GUARANTEE YEARS: [20] years

AGES AT WHICH YOU CAN EXERCISE THE INCOME PROTECTOR:  On the Benefit Date, all Covered Persons must be at least age [50] and no Covered Person can be age [91] or older.

EARLIEST BENEFIT DATE: [15] calendar days after we receive your Authorized Request for Lifetime Plus Payments.  The Benefit Date must be the [1st or 15th] of a calendar month.

FREE WITHDRAWAL PRIVILEGE:  The Free Withdrawal Privilege is no longer available to you beginning on the Benefit Date and until the Rider Termination Date.

MINIMUM LIFETIME PLUS PAYMENT: $[100]

ANNUAL MAXIMUM LIFETIME PLUS PAYMENT TABLE:

Age band of the Covered Person, or younger Covered Person for joint Lifetime Plus Payments	Annual Maximum Lifetime Plus Payment percentage
[65 to 79	4%]
[80 or older	5%]

RIDER CHARGE:
The Rider Charge is an annualized rate that we accrue each day after the Rider Effective Date as a percentage of the Benefit Base.  If any day that we are to accrue this charge is not a Business Day, we use the Benefit Base at the end of the previous Business Day. We deduct the Rider Charge for each quarter on the earlier of the following: (a) at the end of the Business Day immediately before the Quarterly Anniversary; or (b) when we deduct the final Rider Charge.  We deduct the Rider Charge from the Contract Value at the end of the Business Day before each Quarterly Anniversary before we use that Contract Value to compute any values under this contract.

[A Rider Charge of [1.10]% is assessed for single Lifetime Plus Payments.]
[A Rider Charge of [1.25]% is assessed for joint Lifetime Plus Payments.]

MAXIMUM RIDER CHARGE FOR THE INCOME PROTECTOR:
For single Lifetime Plus Payments or if you selected joint Lifetime Plus Payments and you drop a Covered Person	[2. 50]%
For joint Lifetime Plus Payments	[2.75]%

S40804 [Income Pro-C]

QUARTERLY VALUE DEATH BENEFIT [(05.10)] CONTRACT SCHEDULE

OWNER:                                [John Doe]                                           CONTRACT NUMBER:                                                      [??687456]
JOINT OWNER:                                [Jane Doe]                                           ISSUE DATE:                                                      [04/15/07]
ANNUITANT:                                           [John Doe]

MORTALITY AND EXPENSE RISK (M&E) CHARGE:
The M&E Charge is an annualized rate that is realized on a daily basis as a percentage of the net asset value of the Investment Option.

During the Accumulation Phase:
An additional M&E Charge of [0.30]% is charged for the Quarterly Value Death Benefit.

QUARTERLY VALUE DEATH BENEFIT MAXIMUM BIRTHDAY:  [91st] birthday

MAXIMUM AGE FOR SELECTING THE QUARTERLY VALUE DEATH BENEFIT:  [80]

S40815 [QVDB-C]

QUARTERLY VALUE DEATH BENEFIT [(05.10)] CONTRACT SCHEDULE

OWNER:                                [John Doe]                                           CONTRACT NUMBER:                                                      [??687456]
JOINT OWNER:                                [Jane Doe]                                           ISSUE DATE:                                                      [04/15/07]
ANNUITANT:                                           [John Doe]

MORTALITY AND EXPENSE RISK (M&E) CHARGE:
The M&E Charge is an annualized rate that is realized on a daily basis as a percentage of the net asset value of the Investment Option.

During the Accumulation Phase:
An additional M&E Charge of [0.30]% is charged for the Quarterly Value Death Benefit.

QUARTERLY VALUE DEATH BENEFIT MAXIMUM BIRTHDAY:  [91st] birthday

REQUIRED AFFILIATED RIDER(S): [Income Protector Rider or Investment Protector Rider].

MAXIMUM AGE FOR SELECTING THE QUARTERLY VALUE DEATH BENEFIT:  [80]

S40816 [QVDB-C]